UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported) June 15, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-11098 (Commission File Number)	94-2447045 (IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

1. Amendment to Credit Agreement

On June 15, 2005, the Second Amendment to Credit Agreement was entered into among Solectron Corporation, the lending institutions party thereto and Bank of America, N.A. as administrative agent, effective as of May 27, 2005. The Second Amendment amends certain covenants in the Credit Agreement, dated as of August 20, 2004, as amended as of January 13, 2005, including: (i) changes to the consolidated indebtedness to consolidated EBITDA ratio and to the cash interest coverage ratio to exclude from the calculation of such ratios certain recently announced cash restructuring charges, (ii) changes to the cash interest coverage ratio to exclude from the calculation of such ratio certain one-time expenses in connection with the recent redemption of Solectron’s 9.625% Senior Notes due 2009 and (ii) changes to the restricted junior payments covenant to provide flexibility under certain circumstances to make certain types of restricted junior payments.

A copy of the Second Amendment is filed herewith as Exhibit 10.1. The preceding disclosure is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
10.1	Second Amendment to Credit Agreement dated June 15, 2005 among Solectron Corporation, the lending institutions party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2005	Solectron Corporation
/s/ Warren Ligan
Warren Ligan
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JUNE 15, 2005

Exhibit	Description
10.1	Second Amendment to Credit Agreement dated June 15, 2005 among Solectron Corporation, the lending institutions party thereto, and Bank of America, N.A., as Administrative Agent.